                                                                    Exhibit 23.1
                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated March 10, 2000, with respect to the financial statements of Policano & Manzo, L.L.C. as of and for each of the three years in the period ended December 31, 1999 included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

Registration Statements on Form S-8

                                      Registration
Name                                     Number            Date Filed
-------------------------------------------------------------------------------
1992 Stock Option Plan, As Amended       333-19251           January 3, 1997
Employee Stock Purchase Plan             333-30173             June 27, 1997
1997 Stock Option Plan                   333-30357             June 30, 1997
1997 Stock Option Plan, As Amended       333-32160            March 10, 2000


                                             /s/ Ernst & Young LLP


Baltimore, Maryland
April 4, 2000

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